UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 9, 2009

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION	38-2726431
(A Michigan Corporation)
One Energy Plaza Jackson, Michigan 49201 (517) 788-0550

1-5611	CONSUMERS ENERGY COMPANY	38-0442310
(A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
CMS Energy Corporation’s (“CMS Energy”) management will meet with investors at the Wells Fargo Securities Exploration and Production, Energy Services and Utility Symposium (“Symposium”) on Wednesday, December 9, 2009. CMS Energy’s executive vice president and chief financial officer will provide a brief company overview presentation (“CMS Energy Presentation”) at the Symposium, in addition to his participation in a panel presentation on the topic of Capital Allocation and Resource Planning in an Uncertain World. A webcast of the CMS Energy Presentation will be available at the CMS Energy website, www.cmsenergy.com. A copy of the CMS Energy Presentation is furnished as Exhibit 99.1 to this report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Presentation of CMS Energy for the Symposium
This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS—FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s (“CMS Energy”) Form 10-K and Consumers Energy Company’s (“Consumers Energy”) Form 10-K each for the Year Ended December 31, 2008 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2009, June 30, 2009, and September 30, 2009. CMS Energy’s and Consumers Energy’s “MANAGEMENT’S DISCUSSION AND ANALYSIS—FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION
Dated: December 9, 2009	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer

CONSUMERS ENERGY COMPANY
Dated: December 9, 2009	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and Chief Financial Officer